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                                                                    EXHIBIT 10.2


                                SUBORDINATED NOTE





                             Core Technologies, Inc.



$887,000                                                         August 25, 1995





         FOR VALUE RECEIVED, the sufficiency and receipt of which is hereby acknowledged, Core Technologies, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Safeguard Scientifics (Delaware), Inc., a Delaware corporation (hereinafter, together with any holder, called the "Holder"), at the Holder's office located at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803, or at such other place in the continental United States as the Holder may designate in writing, in lawful money of the United States, and in immediately available funds, the principal sum of Eight Hundred Eighty-Seven Thousand Dollars ($887,000), together with interest thereon at the rate and payable as hereinafter set forth.

         1. Payment of Principal; Maturity Date. The principal of this Note, together will all accrued interest thereon, shall be due and payable on December 31, 2000 ("Maturity Date").

         2. Payment of Interest. The Borrower hereby further promises to pay to the order of the Holder interest on the outstanding principal amount from the date hereof, at an annual rate equal to Six Percent (6%). Interest payable hereunder shall be calculated for actual days elapsed on the basis of a 360-day year.

         Interest shall be payable when the unpaid principal balance of the Note is paid, and shall be due and payable on the Maturity Date.

         In addition, after the Maturity Date or any Event of Default, interest shall continue to accrue on this Note (to the extent legally enforceable) at a rate of Eight Percent (8%) per annum, and shall be payable together with payment of principal, on demand of the Holder.

         Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by the Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

         3. Subordination of Note. The Borrower's obligations under this Note, regardless of whether demand for payment has been made by the Holder, are subject to and subordinate to the Borrower's obligations under loan agreements presently existing or which may



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in the future exist between the Borrower and its other lenders.

         4. Prepayments. The outstanding principal amount of this Note may be prepaid in whole or in part without any prepayment penalty or premium at any time or from time to time by the Borrower upon notice to the Holder; provided, that upon such payment any interest due to the date of such prepayment on such prepaid amount shall also be paid

         5. Method and Application of Payments. All amounts payable hereunder shall be paid by the Borrower in lawful money of the United States of America by certified check or wire transfer in immediately available and freely transferable funds at the place designated by Holder in writing to Borrower for such payment. All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Holder, first to late charges and collection costs, if any, then to accrued interest, and then to principal.

         6. Forgiveness of Note. The principal of this Note, together with all accrued interest thereon, will be forgiven by the Holder if and only if all and of the Safeguard Guarantees have been eliminated before or by the Maturity Date. As used herein, the "Safeguard Guarantees" means (i) the letters of credit issued on the account of Safeguard Scientifics (Delaware) Inc. in the aggregate amount of $4.5 Million, which letters of credit support certain obligations of the Borrower in connection with the reorganization of its security business and the sale of its furniture business in 1995, and (ii) any other letters of credit, guarantees or other similar obligations of the Holder subsequently entered into by the Holder for the benefit of the Borrower. The Safeguard Guarantees shall be eliminated only when Safeguard Scientifics (Delaware), Inc. receives written notice from the applicable issuer of each letter of credit that such letter of credit has been returned to it for cancellation and that therefore such letter of credit has been terminated by the issuer or receives notice from the applicable beneficiary of the guarantee or similar obligation that such guarantee or similar obligation has been terminated by the beneficiary thereof and/or is no longer in effect.

         7. Affirmative Covenants. The Borrower agrees that from the date of execution of this Note until the earlier of (i) all obligations hereunder are satisfied in full or (ii) forgiveness of the Note pursuant to Paragraph 6 above, the Borrower shall (and shall cause each of its majority-owned subsidiaries, if any, to):

         (a) Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, properties or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provisions acceptable to the Holder in its sole discretion.

         (b) Maintenance of Existence, Operation and Assets;

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Inspection. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; conduct business and enter into transactions only in the ordinary course, consistent with past practices; keep its properties in good operating condition and repair; make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and permit representatives of the Holder to inspect the Borrower's properties and its books and records and to make extracts therefrom at all reasonable times.

         (c) Compliance with Laws. Comply with all laws applicable to the Borrower and to the operation of its business (including, without limitation, any statute, rule or regulation relating to employment practices and employee benefits and to environmental, occupational and health standards and controls.

         (d) Financial Reports. Deliver promptly such financial statements and reports as the Holder may reasonably request including, without limitation, annual financial statements audited or reviewed by independent certified public accountants and interim financial statements prepared by the Borrower's management. All such financial data shall be true, accurate and complete in all material respects and shall be prepared in accordance with generally accepted accounting principles in effect from time to time, consistently applied from period to period, and shall contain such detail as the Holder may reasonably require.

         (e) Additional Reports. Provide prompt notice to the Holder of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or potential Event of Default hereunder; (ii) any litigation filed by or against the Borrower; or (iii) any event which might result in a material adverse change in the Borrower's business, assets, operations, financial condition or results of operations.

         8. Event of Default.

         (a) Any of the following shall constitute an event of default ("Event of Default") hereunder:

                (i) a default in the payment by the Borrower to the Holder of principal or interest under this Note as and when the same shall become due and payable;

                (ii) a default by the Borrower in the performance of any covenant set forth in Paragraph 7 hereof, which default continues uncured for ten (10) days after written notice thereof to the Borrower given by the Holder (or, if such default cannot reasonably be cured within such ten (10) day period and the Borrower is proceeding to cure with reasonable diligence, such period of time as shall be reasonably necessary to cure such default, but in no event more than thirty (30) days);


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                (iii) an event of default by the Borrower under any other
                      obligation, instrument, note or agreement for borrowed money, beyond any applicable notice and/or grace period; or

                (iv) institution of any proceeding by or against the Borrower under any present or future bankruptcy or insolvency statute or similar law and, if involuntary, if the same are not stayed or dismissed within sixty (60) days, or the Borrower's assignment for the benefit of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for the Borrower or the Borrower's property or the Borrower's being adjudicated a bankrupt or insolvent.

         (b) Upon the occurrence of an Event of Default hereunder, this Note shall automatically without any action or notice by the Holder, be accelerated and become immediately due and payable, and the Holder shall have all of the rights and remedies available at law or in equity, or under any other agreement, all of which remedies shall be cumulative.

         (c) Neither the reference to nor the provisions of any agreement or document referred to herein shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as herein provided.

         9. Dispute Resolution. Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds $1,000,000 ("Summary Proceeding"), arising out of or relating to the obligations of the Borrower to the Holder set forth herein, or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum,
(v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to the obligations and waives any and all rights to any such jury trial or to seek punitive damages.


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         In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $1,000,000 (a "Proceeding"), arising out of or relating to the obligations or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

         If a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located closest to the Holder's principal place of business by three arbitrators, at least one of whom shall be an attorney with substantial experience in creditor-debtor law. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so.

         Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but such shall not be sought as a means to avoid or stay arbitration or Summary Proceedings.

         Each of the parties hereto agrees to accept service of process in any Proceeding or Summary Proceeding at its address set forth in Paragraph 10(b) below, and agrees not to plead or to make any objection to such service of process in the Delaware Superior Court.

         10. Miscellaneous.

         (a) The Borrower hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after the Maturity Date by agreement by the Holder. Upon default hereunder the Holder shall have the right to offset the amount owed by the Borrower against any amounts owed by the Holder in any capacity to the Borrower, whether or not due, and the Holder shall be deemed to have exercised such right of offset and to have made a charge against any such account or amounts immediately upon the occurrence of an Event of Default hereunder even though such charge is made or entered on the books of the Holder subsequent thereto. The Borrower shall



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pay to the Holder, upon demand, all costs and expenses, including, without limitation, attorneys' fees and legal expenses, that may be incurred by the Holder in connection with the enforcement of this Note.

         (b) Notices required to be given hereunder shall be deemed validly given (i) three business days after sent, postage prepaid, by certified mail, return receipt requested, (ii) one business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (iii) when sent by facsimile transmission during normal business hours, or (iv) when delivered by hand:

         If to the Holder:

                                    Safeguard Scientifics (Delaware), Inc.
                                    c/o Safeguard Scientifics, Inc.
                                    800 The Safeguard Building
                                    435 Devon Park Drive
                                    Wayne, Pennsylvania  19087
                                    Attention:  Senior Vice President, Finance
                                    Fax No.:  (610) 995-0325

         If to the Borrower:

                                    Core Technologies, Inc.
                                    c/o Maris Equipment Company
                                    110 Summit Drive
                                    Exton, Pennsylvania  19341
                                    Attention: Vice President, Finance and
                                                              Treasurer
                                    Fax No.:  (610) 524-7434

or to such other address, or in care of such other person, as the Holder or the Borrower shall hereafter specify to the other from time to time by due notice.

         (c) Any failure by the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon the Holder unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof. This Note shall apply to and bind the successors of the Borrower and shall inure to the benefit of the Holder, its successors and assigns.

         (d) This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware.





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          IN WITNESS WHEREOF, the Borrower, by its duly authorized officer intending to be legally bound hereby, has duly executed this Subordinated Note as of the date first written above.





ATTEST:                                        CORE TECHNOLOGIES, INC.







________________________                       By:___________________________



                                               Name:_________________________



                                               Title:________________________